Exhibit 1.12

Declaration of Registration Partnership Act Respecting the Legal Publicly of Sole Proprietorships, Partnerships and Legal Persons (R.S.Q., c. PP-45)

Please print.

If necessary, consult your contract of partnership.

1 - Identification – Enter the partnership’s name and domicile. Partnerships constituted in Québec may indicate the juridical form representing them in or after their name, or simply indicate the initials for their juridical from after their name (S.E.N.C., S.E.C.). For partnerships not constituted in Québec whose name is in a language other than French, declare the French version of the name, if there is one. Otherwise see section 4E. All establishments must be reported in section 4D.

If registration has been stricken off upon request, enter the previously assigned NEQ

Québec Enterprise number (NEQ)

NEQ	3 3 6 6 9 9 4 0 4 7
Do not write in this space Date of registration	Year 2010	Month 12	Day 06

A) Partnership’s name and domicile		B) Elected domicile (mailing address)
Name Vidéotron s.e.n.c.		Addressee’s name a/s Secrétariat corporatif

Version if applicable Videotron G.P
No. 612	Street, apt./suite rue Saint-Jacques, 18e étage Sud	No. 612	Street, apt./suite rue Saint-Jacques, 18e étage Sud
Municipality/city Montréal	Province/state Québec	Municipality/city Montréal	Province/state Québec
Postal code H3C 4M8	Country Canada	Postal code H3C 4M8	Country Canada

2 – Juridical form – Place an X in the box next to the partnership’s juridical form.

Partnership constituted in Québec
Partnership constituted in Québec SENC General partnership	☒	SEC Limited partnership		☐ SEP Undeclared partnership ☐
Partnership not constituted in Québec SOC Partnership	☐		Act of Incorporation of the partnership not constituted in Québec
Limited liability partnership (restricted to members of Québec professional orders) and partnerships not constituted in Québec

If you are a member of a professional order under the meaning of the Professional Code, you can carry on your activities within a limited liability general partnership if you order’s office authorizes it by regulation. You must then state the fact that the liability of some or all partners is limited, and enter the date on which the partnership becomes or ceases to be a limited liability partnership. For partnerships not constituted in Québec you are only required to indicate if the liability of some or all partners is limited.

Mark with an X is the legal liability of some or all partners is limited    ☐

Date on which the Quebec partnership becomes a limited liability partnership	Year	Month	Day	Date on which the Québec general partnership ceases to be a limited liability partnership	Year	Month	Day

3 – Purpose of the partnership

Provide a brief description. Télécommunications

4 – General information

A) Nature of the partnership’s two primary fields of activity									Do not write in this space
1st field of activity Télécommunications									Activity code
2nd field of activity (if applicable)									Activity code
B) Number of employees in Québec – Place an X in the appropriate box.
0 None	☒	A 1 to 5	☐	C 11 to 25	☐	E 50 to 99	☐	G 250 to 499	☐	I 750 to 999	☐	K 2,500 to 4,999	☐
		B 6 to 10	☐	D 26 to 49	☐	F 100 to 249	☐	H 500 to 749	☐	J 1,000 to 2,499	☐	L 5,000 or more	☐
C) Term of existence
For general partnerships and limited partnerships constituted in Québec, having declared a date of cessation does not relieve such a partnership from the obligation to produce the notices of dissolution, appointment of a liquidator and closure required under the Civil Code of Québec.
If there is a time limit for the partnership’s existence, enter the expected date of cessation.								Year		Month		Day

Québec Enterprise number (NEQ)
NEQ	3 3 6 6 9 9 4 0 4 7

If the space provided is insufficient, attach the necessary appendices, indicating the section to which they correspond.

4 – General information (cont’d)

D) Identification of establishments in Québec

•    The principal establishment must be declared in the section provided.

•    For limited partnerships constituted in Québec, the address of the principal establishment corresponds to the place where the record of special partners is kept.

•    Enter the name, the address, and the two primary fields of activity of each establishment.

Principal establishment in Québec
Name of the establishment Vidéotron s.e.n.c.	No. 612,	Street, apt. / Suite rue Saint-Jacques, 18e étage Sud
Municipality Montréal
	Province Québec	Postal Code H3C 4M8
Primary Fields of activity of this establishment
1st field of activity Télécommunications		Activity code
2nd field of activity (if applicable)		Activity code
è Activity that must be declared: Mark with an X if you operate a tobacco retail sales outlet (001) ☐
Other establishments
Name of the establishment	No.	Street, apt. / Suite
Municipality
	Province	Postal Code
Primary Fields of activity of this establishment
1st field of activity		Activity code
2nd field of activity (if applicable)		Activity code
è Activity that must be declared: Mark with an X if you operate a tobacco retail sales outlet (001) ☐
E) Other names used in Québec
Enter all other names used in the course of your activities, in operating your enterprise, or for the purposes of owning an interest in land other than a priority or mortgage. Among other names, this includes assumed names used, and the names of merchandise or services (trademarks) owned or used by the partnership in Québec. If it is a trademark, please specify. A French version is mandatory for all names declared in another language.
Name
Name

5 - Identification of partners – Enter the appropriate code, name and complete residential address for all parties who are part of the partnership.

General partnerships and undeclared partnerships must declare the partners (AS). Limited partnerships must declare the principal partner (PC) and the special partners (CA) known when the contract was concluded as well as the general partners (CE). Partnerships not constituted in Québec must declare one of the function codes listed below.

Code AS	if AU (other), provide details (mandatory)	Code AS	If AU (other), provide details (mandatory)
Name Vidéotron ltée		Name 9227-2590 Québec inc.
No. 612	Street, Apt. / Suite rue Saint-Jacques, 18e étage	No. 612	Street, Apt / Suite Saint-Jacques, 18e étage Sud
Municipality / City Montréal	Province Quebec	Municipality / City Montréall	Province Quebec
Postal Code H 3 C 4 M 8	Country Canada	Postal Code H 3 C 4 M 8	Country Canada

If space provided is insufficient, attach the necessary appendices, indicating the section to which they correspond.

Québec Enterprise number (NEQ)
NEQ	3 3 6 6 9 9 4 0 4 7

5 - Identification of partners (cont’d)

Code	if AU (other), provide details (mandatory)	Code	If AU (other), provide details (mandatory)
Name	Name
No.	Street, Apt. / Suite	No.	Street, Apt / Suite
Municipality / City	Province	Municipality / City	Province
Postal Code	Country	Postal Code	Country

6 - Power of attorney (authorized representative) – if the partnership has no domicile or establishment in Québec, enter the name and complete address of a person, resident of Québec, who represents the partnership with power of attorney

Name	Name
No.	Street, Apt. / Suite	Apt / Suite
Municipality / City	Province	Postal Code

7 – Administrator of the property of others – If the partnership is represented by a person entrusted with administering the whole of its assets, place an X in the box next to the person’s capacity, and enter his or her name and complete address. This person has the rights and obligations conferred upon the partnership by the Act Respecting the Legal Publicity of Sole Proprietorship, Partnerships and Legal Persons.

CU Curator	☐	FI Fiduciary	☐	LI Liquidator	☐	SQ Receiver	☐	SY Trustee	☐
AU Other	☐	If other, provide details (mandatory)
Name
No.	Apt. / Suite								Apt / Suite
Municipality / City							Province
Postal Code			Country

8 – Certification

I,	CLAUDINE TREMBLAY

domiciled at,	2500, AVENUE PIERRE-DUPUY, APP. 209, MONTRÉAL

No., street, apartment, municipality, province, postal code and country swear that I am the person authorized by the partnership to sign this declaration, that the information declared herein is true, and that the required payment accompanies this declaration.

/s/ Claudine Tremblay	2010-12-01
Signature (mandatory)	Date

  One copy of this declaration will be filed with the enterprise register and another copy will be returned to you.

Sign the required number of copies and attach your payment.

Do not fax.

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